Exhibit 99.1

PriceSmart Announces First Quarter Results of Operations; New Trinidad Club and December Sales

San Diego, California (January 9, 2008) – PriceSmart, Inc. (NASDAQ: PSMT) today announced its results of operations for the first quarter of fiscal year 2008 which ended on November 30, 2007.

For the first quarter of fiscal year 2008, net warehouse sales increased 23.8% to $245.2 million from $198.1 million in the first quarter of fiscal year 2007. Total revenue for the first quarter was $250.4 million compared to $202.5 million in the prior year. The Company had 24 warehouse clubs in operation as of November 30, 2007 compared to 23 warehouse clubs in operation as of November 30, 2006.

The Company recorded operating income in the quarter of $10.2 million, compared to operating income of $7.2 million in the prior year. Net income was $6.7 million, or $0.23 per diluted share, in the first quarter of fiscal 2008 compared to $4.1 million, or $0.14 per diluted share, in the first quarter of fiscal 2007.

On December 13, 2007, the Company successfully opened its third warehouse club in Trinidad. This brings to 25 the number of warehouse clubs in operation for the Company.

The Company also announced that for the month of December 2007, net sales increased 25.3% to $122.6 million from $97.8 million in December a year earlier. For the four months ended December 31, 2007, net sales increased 24.3% to $367.8 million from $296.0 million in the same period last year. There were 25 warehouse clubs in operation at the end of December 2007 compared to 23 warehouse clubs in operation in December 2006.

For the four weeks ended December 30, 2007, comparable warehouse sales for warehouse clubs open at least 12 full months increased 19.8% compared to the same four-week period last year. For the seventeen-week period ended December 30, 2007, comparable warehouse sales increased 21.6% compared to the comparable seventeen-week period a year ago.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Central America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 25 warehouse clubs in 11 countries and one U.S. territory (four each in Panama and Costa Rica; three each in Guatemala and Trinidad, two each in Dominican Republic, El Salvador and Honduras; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company’s anticipated future revenues and earnings, adequacy of future cash flow and related matters. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company’s financial performance is dependent on international operations which exposes the Company to various risks; any failure by the Company to manage its widely dispersed operations could adversely affect the Company’s business; the Company faces significant competition; the Company faces difficulties in the shipment of and inherent risks in the importation of merchandise to its warehouse clubs; the Company is exposed to weather and other risks associated with international operations;

declines in the economies of the countries in which the Company operates its warehouse clubs would harm its business; a few of the Company’s stockholders have control over the Company’s voting stock, which will make it difficult to complete some corporate transactions without their support and may prevent a change in control; the loss of key personnel could harm the Company’s business; the Company is subject to volatility in foreign currency exchange; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company’s long-lived or intangible assets have been impaired could adversely affect the Company’s future results of operations and financial position; and the Company faces increased compliance risks associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002; as well as the other risks detailed in the Company’s SEC reports, including the Company’s Annual Report on Form 10-K filed pursuant to the Securities Exchange Act of 1934 on November 29, 2007. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact Robert E. Price, Chief Executive Officer (858) 551-2336; or John M. Heffner, Executive Vice President and Chief Financial Officer (858) 404-8826.

PRICESMART, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED—AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended November 30,
	2007	2006
Revenues:
Sales:
Net warehouse club	$245,189	$198,100
Export	367	95
Membership income	3,742	3,241
Other income	1,113	1,061

Total revenues	250,411	202,497

Operating expenses:
Cost of goods sold:
Net warehouse club	208,511	168,498
Export	349	92
Selling, general and administrative:
Warehouse club operations	23,227	20,293
General and administrative	7,316	5,968
Preopening expenses	772	232
Asset impairment and closure costs	19	191

Total operating expenses	240,194	195,274

Operating income	10,217	7,223
Other income (expense):
Interest income	410	364
Interest expense	(59)	(355)
Other income (expense), net	(47)	14

Total other income	304	23

Income from continuing operations before provision for income taxes, loss of unconsolidated affiliate and minority interest	10,521	7,246
Provision for income taxes	(3,715)	(2,973)
Loss of unconsolidated affiliate	—	(85)
Minority interest	(130)	(134)

Income from continuing operations	6,676	4,054
Discontinued operations, net of tax	18	18

Net income	$6,694	$4,072

Basic income per share:
Continuing operations	$0.23	$0.14
Discontinued operations, net of tax	$—	$—

Net income	$0.23	$0.14

Diluted income per share:
Continuing operations	$0.23	$0.14
Discontinued operations, net of tax	$—	$—

Net income	$0.23	$0.14

Shares used in per share computations:
Basic	28,781	28,429

Diluted	29,494	29,105

PRICESMART, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED—AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	November 30, 2007	August 31, 2007
ASSETS
Current Assets:
Cash and cash equivalents	$19,269	$32,065
Short-term restricted cash	8,155	8,046
Receivables, net of allowance for doubtful accounts of $8 and $3 in 2007 and 2006, respectively	2,429	2,705
Merchandise inventories	120,872	95,979
Prepaid expenses and other current assets	16,907	15,777
Assets of discontinued operations	1,491	1,380

Total current assets	169,123	155,952
Long-term restricted cash	457	477
Notes receivable	2,085	2,086
Property and equipment, net	197,479	179,985
Goodwill	31,594	31,652
Deferred tax assets	19,396	19,535
Other assets	3,615	3,732
Investment in unconsolidated affiliate	—	2,000

Total Assets	$423,749	$395,419

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$3,884	$3,301
Accounts payable	98,784	80,633
Accrued salaries and benefits	6,507	6,962
Deferred membership income	7,286	6,634
Income taxes payable	2,580	4,593
Accrued reserve for settlement of pending litigation	5,500	5,500
Other accrued expenses	11,246	18,564
Dividend payable	—	4,678
Long-term debt, current portion	2,307	1,411
Liabilities of discontinued operations	145	151

Total current liabilities	138,239	132,427
Deferred tax liability	1,438	1,474
Deferred rent	1,779	1,977
Accrued closure costs	3,033	3,072
Long-term income taxes payable	7,686	—
Long-term debt, net of current portion	15,838	8,008

Total liabilities	168,013	146,958
Minority interest	3,270	3,145
Stockholders’ Equity:
Common stock, $0.0001 par value, 45,000,000 shares authorized; 29,832,435 and 29,815,435 shares issued and 29,356,211 and 29,339,211 shares outstanding (net of treasury shares), respectively	3	3
Additional paid-in capital	370,565	369,848
Tax benefit from stock-based compensation	3,974	3,970
Accumulated other comprehensive loss	(12,608)	(12,343)
Accumulated deficit	(99,393)	(106,087)
Less: treasury stock at cost; 476,224 shares as of November 30, 2007 and August 31, 2007, respectively	(10,075)	(10,075)

Total stockholders’ equity	252,466	245,316

Total Liabilities and Stockholders’ Equity	$423,749	$395,419